EXHIBITS


                                                                 Exhibit 21

SUBSIDIARIES OF OLD STONE CORPORATION

Old Stone Securities Company, a Rhode Island corporation, is the Company's only significant subsidiary.



EXHIBIT 27

FINANCIAL DATA SCHEDULE

(See Attached Schedule)



EXHIBIT 99

OLD STONE CORPORATION CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

(See Attached Statement)